EXHIBIT C

LOCK-UP AGREEMENT

June __, 2021

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

Jefferies LLC

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

      383 Madison Avenue, 8th Floor

      New York, New York 10179

c/o Goldman Sachs & Co. LLC

      200 West Street

      New York, New York 10282

c/o Jefferies LLC

      520 Madison Avenue

      New York, New York 10022

c/o Stifel, Nicolaus & Company, Incorporated

      787 Seventh Avenue, 11th Floor

      New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that each of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC and Stiefel, Nicolaus & Company, Incorporated, as a representative (each, a “Representative” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cerevel Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it shall not, and if the undersigned is not a natural person, it shall not cause or direct any of its affiliates to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”)

relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned, any options or warrants to purchase any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares of Common Stock or Derivative Instruments now owned or hereafter acquired, (2) enter into any swap or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or transfer to another, in whole or in part, of any of the economic consequences of ownership of any shares of Common Stock or Derivative Instruments, whether any such transaction (or instrument provided for thereunder) described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), or (3) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (1) above or transaction described in clause (2) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designated to or which reasonably could be expected to lead to or result in any Transfer in violation of this agreement during the Restricted Period.

The foregoing sentence shall not apply to or prohibit:

(a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering (other than any issuer-directed shares of Common Stock purchased in the Public Offering by an officer or director of the Company) or in open market transactions after the completion of the Public Offering;

(b) transfers of shares of Common Stock or any security convertible into Common Stock (i) as a bona fide gift or gifts in a transaction not involving a disposition for value, (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

(c) if the undersigned is an individual, transfers of shares of Common Stock or any security directly or indirectly convertible into Common Stock in a transaction not involving a disposition for value to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or limited partnerships the partners of which are the undersigned and/or the immediate family members of the undersigned, in each case for estate planning purposes;

(d) if the undersigned is a trust, distributions of shares of Common Stock or any security directly or indirectly convertible into Common Stock to its beneficiaries in a transaction not involving a disposition for value;

(e) if the undersigned is a corporation, limited liability company, partnership (whether general, limited or otherwise) or other entity, transfers or distributions of shares of Common Stock or any security directly or indirectly convertible into Common Stock to members, stockholders, limited partners, general partners, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned);

(f) transfers of shares of Common Stock to the Company in connection with the exercise of options, warrants or other rights to acquire Common Stock or any security convertible into or exercisable for Common Stock of the Company by way of net exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Public Offering, provided that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth herein;

provided that (i) in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), each donee or distributee shall sign and deliver to the Representatives a lock-up agreement substantially in the form of this agreement; and (ii) in the case of any transfer or distribution pursuant to clause (a), (b), (c), (d), (e) or (f), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than, in the case of a transfer or other disposition pursuant to clause (a), (b)(ii), (b)(iii), (e) and (f) above), any Form 4 and Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition;

(g) transfers or dispositions of shares of Common Stock or other securities to the Company in connection with the conversion of any convertible preferred stock into, or the exercise of any option or warrant for, shares of Common Stock; provided that (i) any such shares of Common Stock received by the undersigned shall be subject to the terms of this agreement and (ii) no filing by any party under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily during the Restricted Period (other than a filing on a Form 4 that indicates by footnote disclosure or otherwise the nature of the transfer or disposition);

(h) establishing a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

(i) transfers or dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of the undersigned’s Common Stock or other securities by the Company or in connection with the termination of the undersigned’s employment with or service to the Company, provided that no filing by any party under Section 16(a) of the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period in connection with any such transfers or dispositions (other than any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition); and

(j) transfers of shares of Common Stock to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of Common Stock and involving a “Change of Control” of the Company after the Public Offering and approved by the Company’s Board of Directors (with “Change of Control” meaning the transfer of the Company’s voting securities in one transaction or a series of related transactions to any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of affiliated persons if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such transaction is not completed, the shares of Common Stock held by the undersigned shall remain subject to the restrictions contained in this agreement, and provided further that in the event any shares of Common Stock not transferred in the Change of Control transaction shall remain subject to the restrictions contained in this agreement.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for shares of the Company’s Common Stock, the same percentage of shares of the Company’s Common Stock held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied (i) to release(s) granted to any Major Holder that is a natural person if, in the sole judgment of the Representatives, such Major Holder should be granted an early release from any lock-up agreement executed in connection with the Public Offering due to circumstances of an emergency or hardship, (ii)(a) to release(s) effected solely to permit a transfer not for consideration and (b) when the transferee has agreed in writing to be bound by the same terms of this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, (iii) to release(s) granted from such lockup restrictions to any individual party or parties to sell or otherwise transfer or dispose of shares of the Company’s Common Stock or other securities in an amount up to an aggregate of $5,000,000 (based on the price to the public of the Common Stock in the Public Offering) and (iv) any underwritten public offering of Common Stock during the Restricted Period (the “Follow-on Offering”), whether or not such offering is wholly or partially a secondary offering of Common Stock, provided that, the undersigned is offered the opportunity to participate on a pro rata basis in such Follow-on Offering (based on the number of shares owned) and on pricing terms that are no less favorable than the terms of the Follow-on Offering. In the event that any percentage of such Common Stock released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this agreement, the same restrictions shall be applicable to the release of the same percentage of the Company’s Common Stock held by the undersigned. In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock (or any securities convertible into Common Stock) during the Restricted Period, the Representatives shall use their commercially reasonable efforts to provide notification of such to the Company within two business days thereof and the Company, in turn, shall provide notification to the undersigned within two business days thereafter; provided that the failure to provide such notice shall not give rise to any claim or liability against the Company, the Representatives or the Underwriters. For purposes of this agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that the Representatives, on the one hand, have determined, or the Company, on the other hand, has determined, not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to execution of the Underwriting Agreement, or (iv) the Underwriting Agreement is not executed on or before August 31, 2021, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this agreement.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)